Exhibit 99.1

RealPage Reports First Quarter 2016 Financial Results

  Q1’16 total GAAP revenue of $128.4 million, representing 16 percent year-over-year growth
  Q1’16 adjusted EBITDA of $27.5 million, representing 37 percent year-over-year growth
  Q1’16 non-GAAP net income per diluted share of $0.17, representing 55 percent year-over-year growth

CARROLLTON, Texas--(BUSINESS WIRE)--May 4, 2016--RealPage, Inc. (NASDAQ:RP), a leading provider of on demand software and software-enabled services for the multifamily, commercial, single-family and vacation rental housing industries, today announced financial results for its first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights

  Total GAAP revenue of $128.4 million, an increase of 16 percent year-over-year;
  GAAP net income of $3.0 million, or $0.04 per diluted share, compared to a GAAP net loss of $1.6 million, or $0.02 per diluted share, in the prior year quarter;
  Total Non-GAAP revenue of $128.0 million, an increase of 16 percent year-over-year;
  Adjusted EBITDA of $27.5 million, an increase of 37 percent year-over-year and 320 basis points of margin expansion; and
  Non-GAAP net income of $12.7 million, or $0.17 per diluted share, a year-over-year increase of 44 percent and 55 percent, respectively.

Comments on the News

“First quarter results represent a solid start to 2016,” said Steve Winn, Chairman and CEO of RealPage. “Total non-GAAP revenue growth of 16% was driven by strong client adoption across our Property Management, Resident Services and Asset Optimization product families. Our acquisition of NWP Services Corporation, which was included in our results for approximately one month during the first quarter, contributed $4.7 million to total non-GAAP revenue. We are excited to have NWP as a part of the RealPage family.”

“We increased our adjusted EBITDA margin by 320 basis points, which contributed to another quarter of strong operating cash flow, up 29% compared to the prior year period,” said Bryan Hill, CFO and Treasurer of RealPage. “We expect to drive further operating leverage and strong cash flow growth throughout 2016, and as a result we are raising our full year adjusted EBITDA expectations.”

The company also announced that its board of directors has authorized the company to purchase up to $50 million of its outstanding shares of common stock over the next 12 months. “The Board's decision to continue our stock repurchase program reflects continued support of our capital allocation strategy which provides us a flexible framework to deploy capital in opportunistic areas,” said Mr. Winn.

Financial Outlook

RealPage management expects to achieve the following results during its second quarter ended June 30, 2016:

  Total Non-GAAP revenue is expected to be in the range of $140.5 million to $142.5 million;
  Adjusted EBITDA is expected to be in the range of $29.0 million to $30.0 million;
  Non-GAAP net income per diluted share is expected to be approximately $0.17;
  Non-GAAP tax rate is expected to be approximately 40 percent; and
  Weighted average shares outstanding are expected to be approximately 77.9 million.

RealPage management expects to achieve the following results during its calendar year ended December 31, 2016:

  Total Non-GAAP revenue is expected to be in the range of $565.0 million to $575.0 million;
  Adjusted EBITDA is expected to be in the range of $120.0 million to $124.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.70 to $0.73;
  Non-GAAP tax rate is expected to be approximately 40 percent; and
  Weighted average shares outstanding are expected to be approximately 78.3 million.

Please note that the above statements are forward looking and that total Non-GAAP revenue excludes certain adjustments and the impact of acquisitions. The assumptions for weighted average shares outstanding exclude any potential share repurchases by the Company. Actual results may differ materially. Please reference the information under the caption “Non-GAAP Financial Measures,” as well as reconciliation tables of GAAP financial measures to Non-GAAP financial measures, as set forth in this press release.

Conference Call and Webcast

The company will host a conference call on May 4, 2016 at 5:00 p.m. EDT to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast on the Investor Relations section of the RealPage website. In addition, a live dial-in is available domestically at 866-807-9684 and internationally at 412-317-5415. A replay will be available at 877-344-7529 or 412-317-0088, passcode 10085276, until May 11, 2016.

About RealPage

RealPage, Inc. is a leading provider of comprehensive property management software solutions for the multifamily, commercial, single-family and vacation rental housing industries. These solutions help property owners increase efficiency, decrease expenses, enhance the resident experience and generate more revenue. Using its innovative SaaS platform, RealPage's on demand software enables easy system integration and streamlines online property management. Its product line covers the full spectrum of property management, leasing and marketing, asset optimization, and resident services solutions. Founded in 1998 and headquartered in Carrollton, Texas, RealPage currently serves over 12,000 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit http://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s expected, possible or assumed future results; its expectations regarding operating leverage and cash flow growth. Forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in customer cancellations; (d) the inability to increase sales to existing customers and to attract new customers; (e) RealPage, Inc.’s failure to integrate acquired businesses and any future acquisitions successfully or to achieve expected synergies; (f) the timing and success of new product introductions by RealPage, Inc. or its competitors; (g) changes in RealPage, Inc.’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, Inc., including its Annual Report on Form 10-K previously filed with the SEC on February 29, 2016. All information provided in this release is as of the date hereof and RealPage Inc. undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. These measures differ from traditional GAAP financial measures in that they (1) include acquisition-related and other deferred revenue adjustments; (2) exclude depreciation, loss on impairment and disposal of assets; amortization of intangible assets; stock-based compensation expenses; non-recurring and duplicative expenses related to the relocation of our headquarters; any impact related to certain litigation such as our prior litigation with Yardi Systems, Inc. (including related insurance litigation and settlement costs); and acquisition related expenses (including any purchase accounting adjustments); and (3) include income taxes at a sustainable effective rate, which may differ from our current rate.

We define non-GAAP total revenue as total revenue plus acquisition-related and other deferred revenue adjustments. We also define non-GAAP on demand revenue as on demand revenue plus acquisition-related and other deferred revenue adjustments. Non-GAAP net income is defined as net income (loss) plus acquisition-related and other deferred revenue adjustments; amortization of intangible assets; stock-based compensation expense; non-recurring and duplicative expenses related to the relocation of our headquarters; acquisition-related expenses (including any purchase accounting adjustments); any impact related to certain litigation such as our prior litigation with Yardi Systems, Inc. (including related insurance litigation and settlement costs); and an adjustment to income tax expense (benefit) to reflect our projected sustainable effective tax rate. Other non-GAAP measures such as non-GAAP product development, non-GAAP sales and marketing, non-GAAP general and administrative, and non-GAAP operating expense and income exclude amortization of intangible assets; litigation-related expense; loss on disposal and impairment of assets; non-recurring and duplicative expenses related to the relocation of our headquarters; and stock-based compensation when calculating their composition. In addition to these adjustments, non-GAAP operating income is adjusted for acquisition-related and other deferred revenue.

Adjusted gross profit is defined as gross profit plus acquisition-related and other deferred revenue adjustments, depreciation and amortization of intangible assets, non-recurring and duplicative expenses related to the relocation of our headquarters, and stock-based compensation.

We define Adjusted EBITDA as net income (loss) plus acquisition-related and other deferred revenue adjustments; depreciation, asset impairment and loss on disposal of assets; amortization of intangible assets; net interest expense; income tax expense (benefit); stock-based compensation expense; non-recurring and duplicative expenses related to the relocation of our headquarters; any impact related to certain litigation such as our prior litigation with Yardi Systems, Inc. (including related insurance litigation and settlement costs); and acquisition related expenses (including any purchase accounting adjustments).

Non-GAAP on demand revenue per average on demand unit represents non-GAAP on demand revenue for the period presented, including pro forma on demand revenue for acquisitions acquired during the period, divided by average on demand units for the same period. For interim periods, the calculation is performed on an annualized basis. We calculate average on demand units as the average of the beginning and ending on demand units for each quarter in the period presented. We monitor this metric to measure our success in increasing the number of on demand software solutions utilized by our customers to manage rental housing units.

Non-GAAP on demand annual customer value, or “ACV”, represents management's estimate of the current annual run-rate value of on demand customer relationships. ACV is calculated by multiplying ending on demand units by annualized Non-GAAP on demand revenue per average on demand unit for the periods presented.

We believe that the non-GAAP financial measures defined above are useful to investors and other users of our financial statements in evaluating our operating performance because they provide additional tools to compare business performance across companies and across periods. We believe that:

  these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance, facilitate period-to-period comparisons of operations and facilitate comparisons with our peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results;
  it is useful to exclude certain non-cash charges, such as depreciation and asset impairment, amortization of intangible assets, stock-based compensation, non-recurring and duplicative expenses related to the relocation of our headquarters, any impact related to certain litigation such as our prior litigation with Yardi Systems, Inc. (including related insurance litigation and settlement costs), and acquisition related expenses (including any purchase accounting adjustments), from non-GAAP earnings measures, such as Adjusted EBITDA and non-GAAP net income, because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and these expenses can vary significantly between periods as a result of new acquisitions, full amortization of previously acquired tangible and intangible assets or the timing of new stock-based awards, as the case may be; and
  it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of our business operations in the period of activity and associated expense.

We use the non-GAAP financial measures defined above in conjunction with traditional GAAP financial measures as part of our overall assessment of our performance; for planning purposes, including the preparation of our annual operating budget; to evaluate the effectiveness of our business strategies; and to communicate with our board of directors concerning our financial performance.

We do not place undue reliance on non-GAAP financial measures as our only measures of operating performance. Non-GAAP financial measures should not be considered substitutes for other measures of financial performance or liquidity reported in accordance with GAAP. There are limitations to using non-GAAP financial measures, including that other companies may calculate these measures differently than we do, that they do not reflect changes in, or cash requirements for, our working capital, and that they do not reflect our capital expenditures or future requirements for capital expenditures. We compensate for the inherent limitations associated with using non-GAAP financial measures through disclosure of these limitations, presentation of our financial statements in accordance with GAAP, and reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure.

Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$57,499	$30,911
Restricted cash	85,168	85,461
Accounts receivable, less allowance for doubtful accounts of $2,612 and $2,318 at March 31, 2016 and December 31, 2015, respectively	76,164	74,192
Prepaid expenses	10,362	8,294
Other current assets	25,828	23,085
Total current assets	255,021	221,943
Property, equipment and software, net	94,188	82,198
Goodwill	255,398	220,097
Identified intangible assets, net	91,723	81,280
Deferred tax assets, net	20,918	12,051
Other assets	5,571	5,632
Total assets	$722,819	$623,201

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$27,499	$17,448
Accrued expenses and other current liabilities	39,675	28,294
Current portion of deferred revenue	82,805	84,200
Current portion of term loan, net	3,125	—
Customer deposits held in restricted accounts	85,119	85,405
Total current liabilities	238,223	215,347
Deferred revenue	6,992	6,979
Revolving credit facility	—	40,000
Term loan, net	121,188	—
Other long-term liabilities	33,451	34,423
Total liabilities	399,854	296,749
Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized and zero shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	—	—
Common stock, $0.001 par value: 125,000,000 shares authorized, 84,307,678 and 82,919,033 shares issued and 80,021,740 and 78,793,670 shares outstanding at March 31, 2016 and December 31, 2015, respectively	84	83
Additional paid-in capital	478,150	471,668
Treasury stock, at cost: 4,285,938 and 4,125,363 shares at March 31,2016 and December 31, 2015, respectively	(25,600)	(24,338)
Accumulated deficit	(129,140)	(120,415)
Accumulated other comprehensive loss	(529)	(546)
Total stockholders’ equity	322,965	326,452
Total liabilities and stockholders’ equity	$722,819	$623,201

Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenue:
On demand	$123,411	$106,460
On premise	772	741
Professional and other	4,200	3,269
Total revenue	128,383	110,470
Cost of revenue(1) (2)	54,748	47,562
Gross profit	73,635	62,908
Operating expense:
Product development(1)	17,272	17,977
Sales and marketing(1) (2)	32,199	29,113
General and administrative(1) (2)	18,346	18,336
Impairment of identified intangible assets(2)	—	527
Total operating expense	67,817	65,953
Operating income (loss)	5,818	(3,045)
Interest expense and other, net	(708)	(267)
Income (loss) before income taxes	5,110	(3,312)
Income tax expense (benefit)	2,114	(1,704)
Net income (loss)	$2,996	$(1,608)

Net income (loss) per share attributable to common shareholders
Basic	$0.04	$(0.02)
Diluted	$0.04	$(0.02)
Weighted average shares used in computing net income (loss) per share attributable to common shareholders
Basic	76,656	76,956
Diluted	77,147	76,956

(1) Includes stock-based compensation expense as follows:

	Three Months Ended
	March 31,
	2016	2015
Cost of revenue	$751	$1,234
Product development	1,449	2,719
Sales and marketing	2,974	3,789
General and administrative	3,217	3,005
	$8,391	$10,747

(2) Certain amounts in the prior quarterly period of 2015 have been reclassified to conform with current period presentation.

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net income (loss)	$2,996	$(1,608)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,607	10,611
Deferred tax expense (benefit)	1,539	(2,108)
Stock-based compensation	8,391	10,747
Excess tax benefit from stock options	(27)	—
Loss on disposal and impairment of assets	—	1,119
Acquisition-related consideration	(126)	377
Changes in assets and liabilities, net of assets acquired
and liabilities assumed in business combinations	3,589	3,360
Net cash provided by operating activities	28,969	22,498

Cash flows from investing activities:
Purchases of property, equipment, and software	(10,217)	(6,182)
Acquisition of businesses, net of cash acquired	(59,152)	—
Net cash used in investing activities	(69,369)	(6,182)

Cash flows from financing activities:
Payments on and proceeds from debt, net	84,144	(5,151)
Payments of deferred acquisition-related consideration	(2,361)	(1,139)
Issuance of common stock	2,482	755
Excess tax benefit from stock options	27	—
Purchase of treasury stock	(17,400)	(9,766)
Net cash provided by (used in) financing activities	66,892	(15,301)
Net increase in cash and cash equivalents	26,492	1,015
Effect of exchange rate on cash	96	(164)

Cash and cash equivalents:
Beginning of period	30,911	26,936
End of period	$57,499	$27,787

Reconciliation of GAAP to Non-GAAP Financial Measures
For the Three Months Ended March 31, 2016 and 2015
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Non-GAAP revenue:
Revenue (GAAP)	$128,383	$110,470
Acquisition-related and other deferred revenue	(343)	(466)
Non-GAAP revenue	$128,040	$110,004

	Three Months Ended
	March 31,
	2016	2015
Adjusted gross profit:
Gross profit (GAAP)(1)	$73,635	$62,908
Acquisition-related and other deferred revenue	(343)	(466)
Depreciation	2,692	2,405
Amortization of intangible assets	4,165	2,814
Headquarters relocation costs	584	—
Stock-based compensation expense	751	1,234
Adjusted gross profit	$81,484	$68,895

Adjusted gross profit margin	63.6%	62.6%

	Three Months Ended
	March 31,
	2016	2015
Adjusted EBITDA:
Net income (loss) (GAAP)	$2,996	$(1,608)
Acquisition-related and other deferred revenue	(343)	(466)
Depreciation, asset impairment, and loss on disposal of assets	5,496	6,150
Amortization of intangible assets	7,111	5,580
Acquisition-related (income) expense	(57)	1,092
Interest expense, net	719	267
Income tax expense (benefit)	2,114	(1,704)
Litigation-related expense	—	2
Headquarters relocation costs	1,025	—
Stock-based compensation expense	8,391	10,747
Adjusted EBITDA	$27,452	$20,060

Adjusted EBITDA margin	21.4%	18.2%

	Three Months Ended
	March 31,
	2016	2015
Non-GAAP total product development:
Product development (GAAP)	$17,272	$17,977
Less: Asset impairment and loss on disposal of assets	—	599
Headquarters relocation costs	154	—
Stock-based compensation expense	1,449	2,719
Non-GAAP total product development	$15,669	$14,659

Non-GAAP total product development as % of non-GAAP revenue:	12.2%	13.3%

Reconciliation of GAAP to Non-GAAP Financial Measures
For the Three Months Ended March 31, 2016 and 2015
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Non-GAAP total sales and marketing:
Sales and marketing (GAAP)(1)	$32,199	$29,113
Less: Amortization of intangible assets	2,946	2,766
Headquarters relocation costs	170	—
Stock-based compensation expense	2,974	3,789
Non-GAAP total sales and marketing	$26,109	$22,558

Non-GAAP total sales and marketing as % of non-GAAP revenue:	20.4%	20.5%

	Three Months Ended
	March 31,
	2016	2015
Non-GAAP total general and administrative:
General and administrative (GAAP)(1)	$18,346	$18,336
Less: Asset impairment and loss on disposal of assets	—	(7)
Acquisition-related (income) expense	(57)	1,092
Litigation-related expense	—	2
Headquarters relocation costs	117	—
Stock-based compensation expense	3,217	3,005
Non-GAAP total general and administrative	$15,069	$14,244

Non-GAAP total general and administrative as % of non-GAAP revenue:	11.8%	12.9%

	Three Months Ended
	March 31,
	2016	2015
Non-GAAP total operating expense:
Operating expense (GAAP)(1)	$67,817	$65,953
Less: Asset impairment and loss on disposal of assets	—	1,119
Amortization of intangible assets	2,946	2,766
Acquisition-related (income) expense	(57)	1,092
Litigation-related expense	—	2
Headquarters relocation costs	441	—
Stock-based compensation expense	7,640	9,513
Non-GAAP total operating expense	$56,847	$51,461

Non-GAAP total operating expense as % of non-GAAP revenue:	44.4%	46.8%

	Three Months Ended
	March 31,
	2016	2015
Non-GAAP operating income:
Operating income (loss) (GAAP)	$5,818	$(3,045)
Acquisition-related and other deferred revenue	(343)	(466)
Asset impairment and loss on disposal of assets	—	1,119
Amortization of intangible assets	7,111	5,580
Acquisition-related (income) expense	(57)	1,092
Litigation-related expense	—	2
Headquarters relocation costs	1,025	—
Stock-based compensation expense	8,391	10,747
Non-GAAP operating income	$21,945	$15,029

Non-GAAP operating margin	17.1%	13.7%

Reconciliation of GAAP to Non-GAAP Financial Measures
For the Three Months Ended March 31, 2016 and 2015
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Non-GAAP net income:
Net income (loss) (GAAP)	$2,996	$(1,608)

Non-GAAP adjustments:
Acquisition-related and other deferred revenue	(343)	(466)
Asset impairment and loss on disposal of assets	—	1,119
Amortization of intangible assets	7,111	5,580
Acquisition-related (income) expense	(57)	1,092
Litigation-related expense	—	2
Headquarters relocation costs	1,025	—
Stock-based compensation expense	8,391	10,747
Subtotal of tax deductible items	16,127	18,074

Proforma tax impact of Non-GAAP adjustments(2)	(6,451)	(7,230)
Proforma tax benefit (expense) resulting from applying effective tax rate(3)	70	(379)
Non-GAAP net income	$12,742	$8,857

Non-GAAP net income per share - diluted	$0.17	$0.11

Weighted average shares - basic	76,656	76,956
Weighted average effect of dilutive securities - non-GAAP	491	831
Non-GAAP weighted average shares - diluted	77,147	77,787

	Three Months Ended
	March 31,
	2016	2015
Annualized non-GAAP on demand revenue per average on demand unit:
On demand revenue (GAAP)	$123,411	$106,460
Acquisition-related and other deferred revenue	(343)	(466)
Non-GAAP on demand revenue	123,068	105,994

Ending on demand units	10,999	9,700
Average on demand units	10,783	9,630

Annualized non-GAAP on demand revenue per average on demand unit(4)	$48.10	$44.03

Non-GAAP on demand annual customer value(5)	$529,052	$427,091

(1)	Certain amounts in prior quarterly periods of 2015 have been reclassified to conform with current period presentation.
(2)	Reflects the removal of the tax benefit associated with the acquisition-related and other deferred revenue adjustment, asset impairment and loss on disposal of assets, amortization of intangible assets, acquisition-related (income) expense, litigation-related expense, headquarters relocation costs, and stock-based compensation expense.
(3)	Represents adjusting to a normalized effective tax rate of 40%.
(4)	We define this metric as non-GAAP on demand revenue for the period presented, including pro forma on demand revenue for acquisitions acquired during the period, divided by average on demand units for the same period. For interim periods, the calculation is performed on an annualized basis. We calculate average on demand units as the average of the beginning and ending on demand units for each quarter in the period presented.
(5)	This metric represents management's estimate of the current annual run-rate value of on demand customer relationships. This metric is calculated by multiplying ending on demand units by annualized non-GAAP on demand revenue per average on demand unit for the periods presented.

CONTACT:
RealPage
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com